QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase
All Outstanding Shares of Common Stock
of
Trans Energy, Inc.
at
$3.58 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated October 27, 2016
by
WV Merger Sub, Inc.
a wholly owned subsidiary of
EQT Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, NOVEMBER 28, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE "EXPIRATION DATE"), UNLESS EARLIER TERMINATED.

Do not use for signature guarantees

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of WV Merger Sub, Inc., a Nevada corporation (the "Purchaser") and a wholly owned subsidiary of EQT Corporation, a Pennsylvania corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (each, a "Share" and collectively, the "Shares"), of Trans Energy, Inc., a Nevada corporation, at a price of $3.58 per Share, net to the seller in cash, without interest and less any required withholding tax, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 27, 2016 (as it may be amended or supplemented, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary") prior to the Expiration Date, the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or time will not permit all required documents to reach the Depositary prior to the Expiration Date. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be delivered by hand, mail, express mail, courier, or other expedited service, or, for Eligible Institutions (as defined below) only, by facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase.

        Shares tendered by this Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Tender Condition (as defined in the Offer to Purchase) unless and until such Shares are delivered to the Depositary.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

*By Facsimile Transmission (for eligible institutions only):
Computershare Trust Company, N.A.
Facsimile: (617) 360-6810
Confirm By Telephone: (781) 575-2332

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        The guarantee on the back cover page must be completed.

        Ladies and Gentlemen:

        The undersigned hereby tenders to the Purchaser, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 27, 2016, and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Names of Record Owner(s):

(Please Type or Print)
Share Certificate Numbers (if available):	Address(es):

If Shares will be delivered by book-entry transfer:

Name of Tendering Institution:

(Including Zip Code)
Area Code and Telephone Number:
DTC Participant Number:

Transaction Code Number:	Signature(s):

Date:

2

 GUARANTEE

(Not to be used for signature guarantees)

        The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program or by an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, will be received by the Depositary at its address set forth above within three (3) OTC Pink Sheets trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the OTC Pink Sheets is open for trading.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)
Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Dated:

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(C)
GUARANTEE (Not to be used for signature guarantees)